EXHIBIT 10.3
                             SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT when signed by John G. Pierce located at 800 N. Ferncreek Ave. Orlando, Florida 32803 hereafter referred to as the "PARTICIPANT" and RAVEN MOON INTERNATIONAL, INC. a public reporting Florida corporation located at 120 International Parkway, Suite 220, Heathrow, Florida 32746 hereafter referred to as RMOO shall constitute a binding agreement.

THEREFORE FOR VALUABLE CONSIDERATION the parties agree as follows:

The PARTICIPANT has made a loan to RMOO acknowledged by a Promissory Note in the amount of $40,000 in legal services.

THEREFORE BOTH PARTIES HAVE AGREED THAT by the transfer of 290,000 shares of common stock to RMOO and the execution of this SUBSCRIPTION AGREEMENT, RMOO shall give the PARTICIPANT 870,000 Shares of Preferred RMOO stock and irrevocably pay the PARTICIPANT a FULL REPAYMENT of $40,000 plus 10% interest from the first funds received from RMOO's planned Public Offering plus 40,000 Tradable Common Shares of Stock plus a Gross Revenue Royal o 0.5% of Gross Revenues received by RMOO for TEN (10) Years. The LOAN REPAYMENT AND ROYALTY PAYMENTS shall be paid on a pro rata basis with other PARTICIPANTS.

It is understood that the execution of this agreement acknowledges that the PARTICIPANT is an accredited investor who can bare the risk of losing part or all of his/her corporate advance made to RMOO. Furthermore the PARTICIPANT acknowledges that he/she has sought the advise of either his/her legal or financial advisor and is making this corporate advance of his/her own free will and that this is a high risk venture and undertaking with no guarantee whatsoever of success.

The PARTICIPANT shall have three (3) days from the date of this agreement to rescind this agreement.

Both parties acknowledge that this is a complete agreement that cannot be amended or change without written approval by both parties.

Both parties agree that any dispute that may arise between them shall be settled in arbitration in Seminole County, Florida according to the laws of Florida.


THIS AGREEMENT IS ACCEPTED AND AGREED TO ON THIS 17th DAY OF April 2000
                                                 ----        -----

/s/  Joey DiFrancesco
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     Joey DiFrancesco
     Raven Moon International, Inc.

/s/  John G. Pierce
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     John G. Pierce